Exhibit 99.2

TETON FINANCIAL SERVICES, INC.

PROXY CARD

This Proxy is solicited on behalf of the Board of Directors.

The undersigned shareholder of Teton Financial Services, Inc. (the "Company"), revoking all prior proxies, hereby appoints Allan Tessler and Mark Hendrickson, as proxies, with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all of the shares of common stock of the Company held of record by the undersigned on October 25, 2021, at the Special Meeting of Shareholders to be held November 23, 2021 (the “Special Meeting”) or any adjournment thereof on the following matters:

•	To approve the Agreement and Plan of Merger, dated as of July 22, 2021 by and between the Company and First Western Financial, Inc. (“First Western”), as such agreement may be amended from time to time, pursuant to which the Company will merge with and into First Western (the “Merger”), with First Western surviving the Merger:

0	FOR	0	AGAINST	0	ABSTAIN

•	To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the foregoing proposal:

0	FOR	0	AGAINST	0	ABSTAIN

In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting. Management at present knows of no other business to be presented at the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted "FOR" the proposal.

Please sign exactly as your name appears hereon. All joint owners MUST sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Dated: _______________, 2021

Signature

Signature (if jointly owned)

Print Name of Individual or Entity

Please indicate below whether you will be joining us for the meeting.

0	I plan to attend	0	I do not plan to attend

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY VIA DOCUSIGN (SENT SEPARATELY). THIS PROXY MAY ALSO BE RETURNED BY FACSIMILE TO (307)-734-2719 OR BY EMAIL TO KARLA@TESSLERJH.COM.